EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement (No. 333-                ) on Form S-1 of our reports dated April 21, 2010 of the consolidated financial statements of China Intelligent Lighting and Electronics, Inc. and Subsidiaries and of the condensed Parent Only financial statements of China Intelligent Lighting and Electronics, Inc. for the year ended December 31, 2009. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/  MaloneBailey, LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
December 2, 2010